Exhibit 31.2

CERTIFICATION

I, Scott J. Bowman, Chief Financial Officer of Dave & Buster’s Entertainment, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended February 2, 2020, of Dave & Buster’s Entertainment, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2020	/s/ Scott J. Bowman
Scott J. Bowman
Chief Financial Officer (Principal Financial and Accounting Officer)